Exhibit 10.2
Brian J. G. Pereira, M.D. Joins Biodel’s Board of Directors
DANBURY, Conn., November 21, 2007 —Biodel, Inc. (Nasdaq: BIOD) today announced the addition of Brian J.G. Pereira, M.D., to its Board of Directors.
Dr. Pereira is the President and CEO of AMAG Pharmaceuticals, Inc., a biopharmaceutical company dedicated to the development and commercialization of therapeutic and diagnostic products. At AMAG Pharmaceuticals, Dr. Pereira played an integral role in advancing the company’s key product candidate, Ferumoxytol, towards marketing approval with the U.S. Food and Drug Administration.
“Brian brings an incredible wealth of knowledge to Biodel from his years of experience in the biotechnology and medical community,” said Dr. Solomon Steiner, CEO and Chairman of Biodel. “As we grow our company and advance our clinical products, Brian’s insights and perspectives will be invaluable. We are excited and honored he has chosen to serve on Biodel’s Board of Directors.”
“Sol and his team have done an excellent job in advancing the clinical development of their lead product candidate, VIAject™,” said Dr. Pereira. “I have been particularly impressed with the company’s commitment to developing novel insulin treatments for the diabetes population. I look forward to working with Biodel’s great board members who have guided this Company’s development.”
Prior to joining AMAG Pharmaceuticals, Dr. Pereira served as President and CEO of New England Health Care Foundation, an independent 501(c)(3) corporation that employs staff physicians at Tufts-New England Medical Center. Dr. Pereira has also held various other positions at Tufts-New England Medical Center, including Interim Chief Operating Officer, Senior Vice President and Executive Director, Vice Chairman for Strategic Development in the Department of Medicine and Staff physician in the Division of Nephrology.
Dr. Pereira is a nationally recognized expert on kidney disease and has served on the editorial board of twelve scientific journals. He is the editor of the widely read textbook, “Chronic Kidney Disease, Dialysis and Transplantation,” and has over 200 scientific papers to his credit. Dr. Pereira is Chairman of the Board of the Harvard-MIT Biomedical Enterprise Program, a member of the Board of Directors of Satellite Health Care and the National Kidney Foundation, and an advisor to several other organizations. Dr. Pereira is a graduate of both St. John’s Medical College and Post Graduate Institute of Medical Education and Research in India. He received his M.B.A. from Kellogg Graduate School of Management at Northwestern University.

Exhibit 10.2
About Biodel Inc.
Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for endocrine disorders, such as diabetes and osteoporosis. Biodel’s product candidates are developed by using VIAdel™ technology, which reformulates existing FDA-approved peptide drugs. The Company’s lead product candidate, VIAject™, is a rapid-acting injectable meal-time insulin in development for use by patients with Type 1 or Type 2 diabetes. VIAject™ is currently being tested in two pivotal Phase III clinical trials. Biodel’s pipeline also includes VIAtab™, a sublingual tablet formulation of insulin in Phase I clinical trials and two osteoporosis product candidates in pre-clinical studies. For further information regarding Biodel, please visit the Company’s website at http://www.biodel.com.
Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other then statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, our ability to secure FDA approval for our product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; our ability to market, commercialize and achieve market acceptance for product candidates developed using our VIAdel™ technology; the progress or success of our research, development and clinical programs, the initiation and completion of our clinical trials, the timing of the interim analyses and the timing or success of our product candidates, particularly VIAject™ and VIAtab™; our ability to secure additional patents for VIAject™ and our other product candidates; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates of future performance; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of those collaborations after consummation, if consummated; the rate and degree of market acceptance and clinical utility of our products; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007. The Company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

Exhibit 10.2
BIOD-G
Contact:
Investors, should contact Clay A. Kramer, ckramer@burnsmc.com, or Media, Carney Noensie, cnoensie@burnsmc.com, both of Burns McClellan, Inc., +1-212-213-0006, for Biodel Inc.
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